UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 29, 2012, QLogic Corporation (the “Company”) completed the previously announced sale of the product lines and certain assets associated with the Company’s InfiniBand business (the “Business”) pursuant to the Asset Purchase Agreement, dated as of January 20, 2012 (the “Purchase Agreement”), with Intel Corporation. Pursuant to the terms of the Purchase Agreement, the Company received $125 million in cash, which remains subject to a post-closing downward adjustment based on inventory at closing. The Business, including the gain on the sale, will be presented as discontinued operations for financial reporting purposes for current and prior periods beginning with the Company’s Annual Report on Form 10-K for the year ending April 1, 2012.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Attached as Exhibit 99.1 and incorporated herein by reference are (1) an unaudited pro forma condensed consolidated balance sheet as of January 1, 2012, (2) unaudited pro forma condensed consolidated statements of income for the nine months ended January 1, 2012 and December 26, 2010 and (3) unaudited pro forma condensed consolidated statements of income for the fiscal years ended April 3, 2011, March 28, 2010 and March 29, 2009. These pro forma financial statements are derived from the historical financial statements of the Company and give effect to the sale of the Business and the receipt of the net proceeds related thereto as described in Exhibit 99.1.

(d)	Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of QLogic Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

March 6, 2012	/s/ Jean Hu
Jean Hu
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of QLogic Corporation.